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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 29, 1998


                                  EXCITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                   CALIFORNIA
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                 (State or other jurisdiction of incorporation)


    0-28064                                                 77-0378215
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 (Commission                                               (IRS Employer
  File Number)                                           Identification No.)


 555 Broadway, Redwood City, CA                               94063
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(Address of principal executive offices)                    (Zip Code)


                                 (650) 568-6000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


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            Item 5 of the Company's Current Report on Form 8-K originally filed on May 11, 1998 is amended to read as follows:

ITEM 5:  OTHER EVENTS.

            Netcenter Services Agreement

            On April 29, 1998, Excite, Inc. (the "Company"), entered into a Netcenter Services Agreement (the "Netcenter Agreement") with Netscape Communications Corporation ("Netscape"). Under the Netcenter Agreement, the Company will provide programming and content for Netscape's recently announced Netcenter service. The Netcenter service is expected to feature topical content channels, nine of which will be co-branded with Excite. The Company will provide programming and content for these nine co-branded channels (Education, Games, Lifestyle, Autos, Health, Arts & Leisure, Real Estate, Auctions and Shopping).

            The Netcenter service will also include a Web search function (the "Netcenter Widget Tool") featuring, in addition to the Excite Network's and other companies' search services, a search service and a directory service that will be developed and operated by the Company (subject to Netscape's right to assume responsibility for programming all or part of the directory service). Furthermore, the Company's Classifieds2000 service will be featured as the provider of classified advertising, excluding career-related advertising, throughout Netcenter.

            The Company will continue to be featured as a "Premier Provider" on Netscape's Net Search page and will be similarly featured on the Netcenter Widget Tool. Excite's services have been allocated 25% of the random rotation of premier provider listings from the Net Search page for the two-year term of the Netcenter Agreement, with Netcenter receiving 25% and 50% of the rotation during the first and second years of the term of the agreement, respectively. Netscape has guaranteed that Excite will receive a certain number of impressions from the Net Search page and a certain number of click-throughs from the Netcenter Widget Tool over the term of the Netcenter Agreement. Netscape has also guaranteed that the Netcenter search service will receive a certain number of page views and that the co-branded Netcenter channels will receive a certain number of page views over the term of the Netcenter Agreement.

            In addition to the possibility of obtaining the potential benefits of the potential for increased revenues and brand visibility described in the attached press release, the Company entered into the Netcenter Agreement to position itself to develop a strategic relationship with Netscape in the future and to reduce exposure on the Netscape site for the Company's competitors.

            The Netcenter Agreement expires two years from the date of the launch of the Netcenter service and may be terminated sooner in the event of certain types of changes in control with respect the Company or Netscape.

            The Netcenter Agreement involves a number of substantial risks and uncertainties. These risks and uncertainties including those discussed below.

            Payments. The Company has paid to Netscape $50.0 million, and is obligated to pay by June 30, 1998 an additional $20.0 million (together, the "Cash Payment"). Also in connection with the Netcenter Agreement, the Company has issued to Netscape a warrant to purchase 423,079 shares of the Company's Common Stock at an exercise price of approximately $59.09 per share and a second warrant to purchase shares of the Company's Common Stock at an aggregate exercise price of up to $25.0 million (together, the "Warrants"). The aggregate exercise price of the second warrant will be reduced to $10.0 million if certain terms and conditions relating to a contract between Netscape and the Company's MatchLogic subsidiary are not met by May 22, 1998. The fair value of the first warrant and the aggregate $10.0 million exercise price of the second warrant that is not subject to contingencies initially has been estimated to be $16.1 million. A portion of the Cash Payment and the value assigned to the Warrants totaling $56.8 million is anticipated to be expensed to distribution license fees and data acquisition costs during the second quarter of 1998. The remaining $29.3 million of Cash Payment and warrant valuation will be amortized over the two-year term of the Netcenter Agreement and charged to distribution license fees and data acquisition costs.

            Accounting. The Company expects to expense approximately $56.8 million in the second quarter of 1998. The amount expensed in the second quarter of 1998 represents the amount by which the sum of the prepayment guarantees ($70.0 million) and the independent valuation of the warrants issued ($16.1 million) exceeds the anticipated future net revenues from the Netcenter Agreement over its two year term. Future net revenues were calculated using estimated gross revenues less the probable future costs of all goods and services necessary to earn the revenues. The remaining capitalized amount of approximately $29.3 million will be amortized ratably over the remainder of the term of the Netcenter Agreement.

            Revenues. Under the Netcenter Agreement, the Company will only receive revenues generated from the co-branded content channels and the co-branded search and directory service and not from any other part of Netcenter. In addition, the Company must pay Netscape a portion of such revenues after recouping part of the Cash Payment. Thereafter, the Company must pay Netscape a percentage of the revenues received from the co-branded channels and the co-branded search and directory service. There are no minimum guaranteed revenues to the Company under the Netcenter Agreement, and there can be no assurance as to the level of revenues that the Company will generate from the co-branded channels or the co-branded search and directory service. The level of advertising revenues generated by the Company from the co-branded channels and co-branded search and directory services is subject to a number of risks and uncertainties, many of which are beyond the Company's control. These include general risks associated with providing an advertising-supported Internet service, uncertainty as to whether the Company can increase its sales and marketing capabilities in order to sell sufficient advertising on the co-branded channels and co-branded search and directory services, pricing competition from Netscape as a result of advertising sold on the other parts of Netcenter, and risks that channels on Netcenter other than the Co-Branded Channels (which channels will include a business channel and a sports channel) may be potentially more attractive to advertisers than the co-branded channels. As a result, there can be no assurance that the Company can generate sufficient revenues from the co-branded channels and co-branded search and directory services to recoup the portion of the Cash Payment against which the Company's revenue sharing obligations will be offset, or to recoup costs incurred by the Company under the Netcenter Agreement.

            Increased Expenses. The Company will be required to hire a significant number of technical and sales personnel and to incur additional overhead costs in order to develop, host and sell advertising on its allocated portions of Netcenter. The Company will not be reimbursed for these costs. The failure to generate revenues from the co-branded channels and co-branded search and directory services sufficient to recoup these additional costs would have a material adverse effect on the Company's business, results of operations and financial condition. As a result, the Company anticipates that it will experience increased cost of revenues as the Company incurs hosting costs to perform its obligations under the Netcenter Agreement and increased royalties and other costs of revenuers as a result of the revenue sharing provisions of the Netcenter Agreement. The Company also expects to experience increased sales and marketing expenses, as the Company will be responsible for selling advertising on the co-branded channels and co-branded search and directory service, and increased research and development expenses as the Company will be required to provide programming and content.

            Netcenter Traffic Risks. The success of Netcenter and the co-branded channels and co-branded search and directory services in particular, will be substantially dependent on the amount of traffic on Netcenter. Although, as described above, Netscape has made certain exposure guarantees to the Company over the term of the Netcenter Agreement, there can be no assurance that such guarantees will be fulfilled. In addition, the timing of the distribution of traffic over the term of the Netcenter Agreement is not guaranteed. As a result, the Company is not able to predict with certainty as to the timing of any traffic that may be delivered by Netscape as a result of these guarantees. There is intense competition for attracting Web users, which competition may be exacerbated by the upcoming release of Microsoft's Windows 98 operating system. Furthermore, many current Web users may not choose to utilize Netcenter over the Internet services they currently use. Any failure of Netcenter to attract substantial user traffic would materially and adversely affect the Company's business, results of operations and financial condition. Because Netscape is responsible for programming the Netcenter home page and other portions of Netcenter that are not co-branded, Excite is relying upon Netscape's programming of the Netcenter home page and other portions of Netcenter to create a demographic mix of traffic flows that is similar to that experienced by the Company. Netscape has no experience in such activities. As a result, the Company has little means of controlling the programming on these pages so as to maximize the exposure of the co-branded channels and search services. As a result, the Company also has little means of controlling the mix of traffic to the co-branded channels and search service, which could have different revenue opportunities to the Company as advertisers may be willing to pay more to advertise on certain content channels.

            Page View and Traffic Attribution. The Netcenter Agreement provides that all page views generated from the Co-Branded Services shall be deemed to be traffic attributable to Netscape. As a result, the Company may not receive credit under certain audience measurement statistics which are commonly used by advertisers in making their advertising placements for traffic generated through the Co-Branded Services.

            Distribution Risks. As part of the Netcenter Agreement, the Company's Excite services will also be featured as a "premier provider" on Netscape's Net Search page, and will be similarly featured on the "Netcenter Widget" tool which will be accessible from Netcenter. Because Netscape only guarantees a specified number of impressions from its Net Search page (as compared to a number of users who "click through" to the Company's services), there can be no assurance that this new "premier provider" arrangement will result in significant increases in traffic on the Company's services. Although Netscape has guaranteed a minimum number of users who "click through" to the Company's services from the Netcenter Widget, Netscape is not obligated to keep this tool on Netcenter after the first six months of the term of the Netcenter Agreement. Accordingly, there can also be no assurance that this tool will provide the Company with significant amounts of user traffic.

            Technology Transfer. Upon the termination of the Netcenter Agreement (other than a termination in connection with certain acquisitions of or by Netscape), Netscape will have a perpetual, irrevocable license to utilize certain technology used by the Company to provide the services to Netscape under the Netcenter Agreement. Netscape will also have the right to sublicense this technology to third parties. As a result, upon termination of the Netcenter Agreement, Netscape will be able to operate Netcenter independently, without any significant royalty or payment obligations to the Company. In addition, if Netscape sublicenses this technology to a third party, the Company could face additional competition, which could have a material adverse effect on the Company's business, results of operations and financial condition.

            Termination Provisions. The Netcenter Agreement is subject to termination in the event that the Company materially breaches its obligations under the Netcenter Agreement. In addition, if Netscape believes that the Company's Excite service or that the content provided by the Company for the Netcenter service contains any material that Netscape deems likely to cause it material harm, Netscape may terminate the Netcenter Agreement if the Company has not revised such objectionable content. In the event of such terminations, Netscape will not be obligated to refund any portion of the amounts prepaid by the Company and the Company will not be entitled to receive any reimbursement for its costs incurred in performing its obligations under the Netcenter Agreement.

            Competition from Netscape. Many of the services to be offered by Netcenter will compete directly with those offered by the Company. There can be no assurance that this increased competition for Web users or advertisers will not have a material adverse effect on the Company's business, results of operations and financial condition.


            The information set forth in the Company's press release dated May 4, 1998 and filed as an exhibit to this report is incorporated herein by reference.

            Warrant Agreement

            On April 29, 1998, in connection with the Netcenter Agreement, the Company and Netscape entered into a Warrant Agreement (the "Warrant Agreement") pursuant to which Netscape was granted two warrants (the "Warrants") to purchase shares of Common Stock of the Company having an aggregate exercise price of up to $50 million. One of the Warrants is immediately exercisable for up to 423,079 shares of Common Stock at an exercise price per share of approximately $59.09 and will expire on April 30, 2000. A second warrant (the "Subsequent Warrant"), which does not become exercisable until April 30, 1999 and which will expire




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on April 30, 2000, will entitle Netscape to purchase up to a number of shares of
Common Stock as is determined by dividing $25 million by the average closing sale price of one share of Common Stock for the thirty most recent trading days ending on the third day preceding April 30, 1999.

            In the event that Netscape does not enter into an agreement with a term of at least two years with the Company's MatchLogic subsidiary on or before May 22, 1998, whereby Netscape (i) utilizes certain of MatchLogic's services and
(ii) is obligated to pay to MatchLogic a certain minimum payment, then the foregoing $25 million shall be reduced to $10 million.

            The Subsequent Warrant may become exercisable prior to April 30, 1999 in the event of certain corporate transactions involving the Company or Netscape.

            Promissory Note

            In order to fund in part the Company's prepayment obligations to Netscape under the Netcenter Agreement, the Company entered into a $50 million promissory note (the "Note"). The Note bears interest at a rate of 5.9% per annum and matures on the earlier to occur of October 30, 1998 or the completion by the Company of a secondary public offering.

            AT&T Agreement

            In May 1998 the Company announced it had entered into a three-year agreement with AT&T Corp. to provide dial-up access to an online service to be named "Excite Online Powered by AT&T WorldNet." Users of the service will have dial-up access for a personalized Excite page and will be able to access Internet-based, multimedia communications services such as click-to-dial directories, anonymous voice chat, and conference calling controlled from the Web

            Forward-Looking Statements

            The press releases filed as exhibits to this report include "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Company's business contained in the press releases are "forward-looking" rather than "historic." The press releases also state that a more thorough discussion of factors affecting the Company's operating results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's other reports filed with the Securities and Exchange Commission.





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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EXCITE, INC.



Date:  September 9, 1998                By: /s/ ROBERT C. HOOD
                                            -------------------------------
                                            Robert C. Hood
                                            Executive Vice President, Chief
                                            Administrative
                                            Officer and Chief Financial Officer








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